UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 7, 2009

APPLIED SOLAR, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50450	98-0370750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3560 Dunhill Street
San Diego, California  92101

(Address of principal executive offices, including zip code)

(858) 909-4080
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Additional Amendment of Secured Loan Financing

Applied Solar, Inc. (the “Company” or “we”) previously disclosed in our current reports on Form 8-K filed on May 22, 2009, June 18, 2009 and July 6, 2009 (the “Previous Form 8-Ks”) that we entered into a certain definitive loan and security agreement (the “Loan Agreement”) with The Quercus Trust, originally dated May 18, 2009 and since amended several times, pursuant to which we have borrowed a total of $1,251,000 from The Quercus Trust.  We also reported that as a condition of the financing, the Loan Agreement requires that the Company file for reorganization and protection from creditors pursuant to Title 11 of the U.S. Bankruptcy Code by July 15, 2009.

On July 7, 2009, we executed an additional amendment to the Loan Agreement and delivered an additional promissory note in favor of The Quercus Trust in the amount of $230,000 (the “Additional Promissory Note”) in respect of an additional $230,000 funded by The Quercus Trust to the Company (the “Additional Financing”).  The amendment to the Loan Agreement included the Additional Promissory Note under the terms of the Loan Agreement.  The terms of the Additional Promissory Note are substantially similar to the terms of the promissory notes described in the Previous Form 8-Ks and the Additional Promissory Note matures and is due and payable in full on July 15, 2009.  In connection with the Additional Financing, the Company’s subsidiaries executed an unconditional and irrevocable guaranty of the Company’s obligations under the Additional Promissory Note in favor of The Quercus Trust.

The Company anticipates that it will file for reorganization and protection from creditors pursuant to Title 11 of the U.S. Bankruptcy Code within the coming weeks.   Depending on the date the bankruptcy filing is made, the Company may need additional funds in order to continue operations prior to such bankruptcy filing.

Investors are cautioned that they are likely to lose all of their investment in the Company’s common stock in the bankruptcy process.  Stockholders of a company in chapter 11 generally receive value only if all claims of the company’s secured and unsecured creditors are fully satisfied.  Based on current information, our management does not believe that our secured and unsecured creditors’ claims will be satisfied in full in any chapter 11 proceeding.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in item 1.01 under the heading “Additional Amendment of Secured Loan Financing” is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED SOLAR, INC.

By:	/s/ Dalton W. Sprinkle
Dalton W. Sprinkle General Counsel

Date:  July 13, 2009